Exhibit 21.1

American Container Net, LLC

Aprovechamiento y Recuperación de Bidones y Envases S.L. (“ARBIDEN”)

BKV Beteiligungs- und Kunststoffverwertungs- GmbH

CD&R Millennium HoldCo 4 S.à r.l.

CD&R Millennium HoldCo 5 S.à r.l.

DRUMNET GmbH

Emballages Techniques Holding S.A.

Fanshun MAUSER Shanghai Packaging Co. Ltd.

K & E GmbH & Co.KG - Feinzinkgießerei und Formenbau

Kremann & Esser GmbH

Maider IBC s.r.l.

Mauser Ambalaj Sanayi ve Ticaret A.S.

Mauser Benelux B.V.

Mauser Beteiligungs-GmbH

Mauser Canada Ltd.

MAUSER Corporate GmbH

Mauser do Brasil Embalagens Industriais S.A.

Mauser East Asia Trading Co. Ltd.

Mauser France S.A.S

Mauser Holding International GmbH

MAUSER Holding Netherlands B.V.

MAUSER Holding Participation B.V.

Mauser Holding S.à r.l.

MAUSER Holding South America B.V.

Mauser Industriebeteiligungen GmbH

Mauser Industrieverpackungen GmbH

MAUSER Intermediate Holding GmbH

Mauser International Mexico, S. de R.L.de C.V.

MAUSER International Packaging Institute GmbH

Mauser Italia S.p.A.

MAUSER Maschinentechnik GmbH

Mauser Packaging (Jiangsu) Co. Ltd.

Mauser Packaging, LLC

Mauser Poland Sp.z.o.o.

Mauser Primary Holding, LLC

Mauser Reyde Ibérica S.L.

Mauser Singapore PTE Ltd.

Mauser UK Ltd.

Mauser US Corporate, LLC

Mauser US Intermediate Holding B.V.

Mauser USA Finance, LLC

Mauser USA, LLC

Mauser-Werke GmbH

Milwaukee Finance GmbH

National Container Group, LLC

National Container Group Finance, LLC

NCG - Container Solutions SA (PTY) Ltd.

NCG / WEISS IBC Beteiligungs-GmbH

NCG / WEISS IBC Servicecenter GmbH & Co. KG

NCG Benelux B.V.

NCG Bressan Industria e Comercio de Embalagens LTDA

NCG Buchtenkirchen GmbH

NCG East, LLC

NCG Europe GmbH

NCG France S.A.S.

NCG Iberia Reconditioning S.L.

NCG Metal ve Plastik Ambalaj Ye nileme Sanayi ve Ticaret A.S.

NCG Prime Pack, LLC

NCG South Carolina, LLC

NCG Tri Iowa, LLC

NCG UK Ltd.

NCG West, LLC

RIGK mbH

RTQ Inc.

Stanta Mauser (Malaysia) SDN.BHD.

Stanta Mauser Pahang (Malaysia) SDN.BHD.

Tamlimp Industria e Comercio de Embalagens Ltda.

Technocraft Industries India Limited

Time Mauser Industries Private Ltd.

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